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                          USLIFE Corporation
        Form 10-Q for the Quarterly Period Ended June 30, 1996
                            Exhibit Index


Exhibit Number
Per Item 601 of
Regulation S-K
_______________

3    (i)(a)  - Restated Certificate of Incorporation, as amended.


     (i)(b) -  Certificate of  Amendment of  the  Certificate  of
     Incorporation.


10 (i) - Ninth Amendment dated as of May 1, 1996 to an employment contract dated as of April 1, 1989, as amended, between USLIFE Corporation and Gordon E. Crosby, Jr.

     (ii) - Eighth Amendment dated as of May 1, 1996 to an employment contract dated as of April 1, 1989, as amended, between USLIFE Corporation and Greer F. Henderson.

     (iii) - Eighth Amendment dated as of May 1, 1996 to an employment contract dated as of April 1, 1989, as amended, between USLIFE Corporation and Christopher S. Ruisi.

     (iv) - Seventh Amendment dated as of May 1, 1996 to an employment contract dated as of April 16, 1990, as amended, between USLIFE Corporation and William A. Simpson.

     (v) -  Employment and  Key Executive  Employment  Protection
     Agreement dated  May 1,  1996 between USLIFE Corporation and
     Michael LeFante.

     (vi) -  Key Executive  Employment Protection Agreement dated
     May 23,  1996  between  USLIFE  Corporation  and  Ronald  M.
     Chernoff.

     (vii) -  First Amendment  to Employment  and  Key  Executive
     Employment Protection Agreement dated as of May 1, 1996, to the Agreement dated November 14, 1995, between USLIFE
     Corporation and A. Scott Bushey.

     (viii) -  First Amendment  to Employment  and Key  Executive
     Employment Protection Agreement dated as of May 1, 1996, to the Agreement dated November 14, 1995, between USLIFE
     Corporation and Arnold A. Dicke.

     (ix) -  First Amendment  to  Employment  and  Key  Executive
     Employment Protection Agreement dated as of May 1, 1996, to the Agreement dated November 14, 1995, between USLIFE
     Corporation and Wesley E. Forte.

     (x) -  First  Amendment  to  Employment  and  Key  Executive
     Employment Protection Agreement dated as of May 1, 1996, to the Agreement dated November 14, 1995, between USLIFE
     Corporation and John D. Gavrity.

     (xi) -  First Amendment  to  Employment  and  Key  Executive
     Employment Protection Agreement dated as of May 1, 1996, to the Agreement dated November 14, 1995, between USLIFE
     Corporation and James M. Schlomann.


27   Financial Data Schedule (electronic filing only)